                                                                     Exhibit 4.3


NationsBank                             Tel 305 533-2418
Corporate Finance                       Fax 305 533-2437
100 Southeast 2nd Street
14th Floor, FL7-950-14-02
Miami, FL 33131

NATIONSBANK


April 1, 1998

Mr. Patrick Hogan
Chief Financial Officer
Correctional Properties Trust
4200 Wackenhut Drive
Palm Beach Gardens, Florida  33410

Re:      $ 10 Million Revolving Credit Bridge Facility

Gentlemen:

NationsBank, N.A. ("NationsBank") is pleased to provide Correctional Properties Trust with a commitment to underwrite a $10,000,000 Revolving Credit Bridge Facility (the "Bridge") under terms and conditions substantially similar to the terms and conditions outlined in the term sheet for the contemplated $100 million Senior Credit Facility agented and arranged by NationsBank and NationsBanc Montgomery Securities LLC ("NMS").

The maturity of the Bridge will be the earlier of the closing of the Senior Credit Facility or 120 days, and proceeds from the Senior Credit Facility will be used to pay off the Bridge.

Very truly yours,

NATIONSBANK, N.A.,

By: /s/ Allison Freeland
   -----------------------------
Title:  Senior Vice President

Accepted and Agreed To:

CORRECTIONAL PROPERTIES TRUST

By:  /s/ Patrick T. Hogan
   -----------------------------
Title: Vice President and Chief Financial Officer






                                  Member FDIC

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                        REVOLVING CREDIT BRIDGE FACILITY
                         CPT OPERATING PARTNERSHIP, L.P.
                         SUMMARY OF TERMS AND CONDITIONS
                                 MARCH 30, 1998
-------------------------------------------------------------------------------

PURPOSE: To provide a senior secured revolving credit line (the "Facility") to be used for general corporate purposes including acquisition financing of correctional and detention facilities

BORROWER:                            CPT Operating Partnership, L.P. on full
                                     recourse basis, including full
                                     environmental indemnification.

GUARANTOR:                           Correctional Properties Trust, CPT Limited
                                     Partner, Inc. and each subsidiary of the Borrower or Guarantor currently existing or that is created in the future.

LENDER:                              NationsBank, N.A.

FACILITY AMOUNT:                     $10,000,000 ("Facility Amount").
                                     Availability under the Facility will be
                                     subject to Pledge Pool availability.

INTEREST RATE:                       Principal shall bear interest, at the
                                     Borrower's option, at either the Libor plus a margin or Prime Rate plus a margin. In each case the applicable interest spread shall be based on the Borrower's Total
                                     Indebtedness to Total Value ratio, as shown below:

                                                                        more than 25-     more than 35%-    more than 40%-
                                                          less or       less or           less or           less or
                                                          greater       greater than      greater           greater
                                                          than 25%      35%               than 40%          than 50%
                                                          --------      -------------     --------------    --------------
                                     Libor Margin         125 bps       150 bps           175 bps           200 bps
                                     Prime Rate Margin      0 bps         0 bps            25 bps            50 bps


                                     Assuming the Borrower obtains a senior
                                     unsecured debt rating from Standard &
                                     Poor's or Moodys, pricing would convert to the following grid:

                                     Rating                                 LIBOR          Prime
                                     ------                                 -----          -----
                                     less or greater than BBB+/Baa1         1.125%         0.00%
                                     less or greater than BBB/Baa2          1.250%         0.00%
                                     less or greater than BBB-/Baa3         1.375%         0.125%
                                     more than BBB-/Baa3                     2.00%         0.500%

                                     The Borrower may select interest periods of one, two, three, or six months. The credit agreement will contain certain customary Libor provisions, including, but not limited to, increased costs, illegality, changed circumstances, funding loss indemnity, and minimum notices of borrowing/conversion. The monthly per annum interest rates (payable in arrears) applicable to the Credit Facility will be determined based upon the quarterly calculation of Total

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This Summary of Terms and Conditions is an outline only and does not purport to summarize all the conditions, terms, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation.

-------------------------------------------------------------------------------
                        REVOLVING CREDIT BRIDGE FACILITY
                         CPT OPERATING PARTNERSHIP, L.P.
                         SUMMARY OF TERMS AND CONDITIONS
                                 MARCH 30, 1998
-------------------------------------------------------------------------------

                                     Indebtedness to Total Value ratio as
                                     defined in the Financial Covenants Section hereinwith. Rates shall be effective as of the Reporting Date (to be determined, but possibly 45 to 60 days following the end of each quarter.)

UNUSED FACILITY                      Calculated on the daily un-borrowed amount
FEE:                                 of the Facility Amount, calculated and
                                     payable quarterly in arrears.

                                     UNUSED PORTION                   UNUSED FEE
                                     --------------                   ----------
                                     less or greater than 50%         37.5 bps
                                     more than 50%                    25.0 bps

SWING LINE:                          Within the Swing Line Lender's portion of
                                     the Facility Amount will be a $5,000,000 sublimit for Swing Line advances, made available on a revolving basis. Swing Line loans shall be made available for same day borrowings in even dollar amounts with no minimum advance amount. In no event shall the Swing Line Lender be required to fund a Swing Line Loan if it would increase the total aggregate outstanding advances to an amount in excess of the lesser of the Facility Amount or the amount available pursuant to the Financial Covenants. All
                                     Swing Line advances shall bear interest on a Prime rate basis or adjusted CD rate basis. Interest shall be payable in arrears on the first day of each month. For purposes of calculating the Unused Fee, outstandings under the Swing Line will not be counted as outstandings. Upon request of the Swing Line Lender, within one day (i.e.
                                     the next day), each Lender irrevocably
                                     agrees to purchase its pro-rata share of any Swing Line advance made by the Swing
                                     Line Lender regardless of whether the
                                     conditions for disbursement are satisfied at the time of such purchase, including the existence of a default.

SWING LINE LENDER:                   NationsBank, in its capacity as a Lender.

TERM:                                5 years.

COLLATERAL:                          Cross collateralized and cross-defaulted
                                     first liens on all properties and
                                     improvements in the Pledge Pool. An
                                     assignment of leases associated with the properties included in the Pledge Pool. An assignment of the Guarantor's partnership units in CPT Operating Partnership, L.P.

PLEDGE POOL:                         The Borrower will provide first liens on a
                                     specific group of correctional and
                                     detention properties (the "Pledged
                                     Property"). Potential Pledged Properties will be subject to customary individual property due diligence and documentation.
                                     Each Pledged Property must be (i) located in either the 50 United States or United
                                     States territories, (ii) wholly owned by Borrower or Guarantor or its subsidiaries,
                                     (iii) unencumbered, (iv) free of structural and title defects and has passed a structural inspection by an architect or engineer engaged by the Agent, (v) free of environmental concerns as evidenced by an acceptable environmental site assessment dated within six months of admittance and addressed to Agent, (vi) fully operating with a minimum occupancy level (to be determined), and (vii) be in full compliance with the terms contained in the facility management agreement between the lessee and the governmental entity contracted, (viii) be in full compliance with the terms

-------------------------------------------------------------------------------
This Summary of Terms and Conditions is an outline only and does not purport to summarize all the conditions, terms, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation.

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                        REVOLVING CREDIT BRIDGE FACILITY
                         CPT OPERATING PARTNERSHIP, L.P.
                         SUMMARY OF TERMS AND CONDITIONS
                                 MARCH 30, 1998
-------------------------------------------------------------------------------

                                     contained in the lease or sublease (where applicable) between the Borrower and Lessee or subleasee (where applicable), and (ix) otherwise acceptable to the greater of (i) 51% of the Lenders, including the Agents or
                                     (ii) the Agents plus one additional Lender.
                                     Additionally, the aggregate composition of entities with whom Wackenhut Corrections Corporation has entered into contracts with in the Pledged Pool shall be comprised of at least 80% investment grade entities. Admittance criteria for Potential Pledged Properties not leased or sub-leased by Wackenhut Corrections Corporation will be determined upon further due diligence. Lenders (including Agent) retain the unconditional right to accept or reject any Pledged Property for inclusion in the Pledge Pool. A time frame for acceptance or rejection of a facility by Lenders will be established prior to Facility closing.

                                     Advances shall be made against the Pledged
                                     Properties in the Pledge Pool. Availability for each Pledged Property owned shall be equal to the lesser of the following:

                                     (i) 45% times the Lender historical cost
                                     (including, without limitation, Borrower's verifiable pre-acquisition due diligence costs, purchase price, closing costs and real estate commissions paid to third parties) of each Pledged Property; or

                                     (ii) 45% times the Agent approved appraised value (the lesser of Leased Fee value or Fee Simple value)of each Pledged Property (Agent will not require appraisals to be updated more frequently than annually).

REQUIREMENTS TO ADD                  When properties are proposed to be added to
PROPERTIES TO THE BORROWING          the Pledge Pool, the Borrower shall provide
BASE:                                information including, but not limited to,
                                     proforma compliance certificate which
                                     includes an annualized calculation of
                                     projected quarterly EBITDA , the Pledge
                                     Pool, lease, sub-lease, management
                                     contract, title information sufficient to ensure no liens or other encumbrances, historical and proforma operating statements and occupancy reports, site plan, a satisfactory engineering report/structural engineer report, survey, title policy, ESA, appraisal (agent ordered, reviewed and approved by Agent), insurance, and a general description of the property's location, features, etc.

REMOVAL FROM PLEDGE POOL:            Borrower may remove any property
                                     from the Pledge Pool, provided such
                                     property is being sold by the Borrower
                                     (under an arms-length contract) and
                                     provided at least one of the following
                                     provisions is satisfied: (i) the Borrower provides substitute correctional or detention property acceptable to the
                                     Lenders, or (ii) the outstanding principal balance of the Facility is reduced to an amount no greater than the reduced Pledge
                                     Pool availability. In addition, in order to remove the property, all covenants must still be met as evidenced by a pro forma compliance certificate.

OPTIONAL PREPAYMENTS:                The Borrower may prepay the Facility, in
                                     whole or in part, at any time without fees or penalty, subject to reimbursement of the Lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings.

-------------------------------------------------------------------------------
This Summary of Terms and Conditions is an outline only and does not purport to summarize all the conditions, terms, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation.

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                        REVOLVING CREDIT BRIDGE FACILITY
                         CPT OPERATING PARTNERSHIP, L.P.
                         SUMMARY OF TERMS AND CONDITIONS
                                 MARCH 30, 1998
-------------------------------------------------------------------------------

CONDITIONS PRECEDENT TO              The closing of the Facility will be subject
CLOSING:                             to satisfaction of the conditions precedent
                                     deemed appropriate by the Agent and the
                                     Lenders for financings of this type
                                     generally and for this transaction in
                                     particular including, but not limited to, the following:

                                     (i) The completion of all due diligence
                                     with respect to the Borrower and the
                                     Pledged Properties in scope and
                                     determination satisfactory to the Agent and Lenders.

                                     (ii) The negotiation, execution and
                                     delivery of definitive documentation with respect to the Facility satisfactory to the Agent and the Lenders.

                                     (iii) Assurance that there shall not have occurred a material adverse change since the date of the most recent pro-forma financial statements, provided in the S-11, in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower, Guarantor or subsidiaries of either one, or in the facts and information regarding such entities as represented to date.

                                     (iv) The absence of any action, suit,
                                     investigation or proceeding, pending or
                                     threatened, in any court or before any
                                     arbitrator or governmental authority that purports to affect the Borrower, Guarantor or subsidiaries of either one or any transaction contemplated hereby, or that could have a material adverse effect on the Borrower, Guarantor or subsidiaries of either one or any transaction contemplated hereby or on the ability of the Borrower, Guarantor, or subsidiaries of either one to perform its obligations under the documents to be executed in connection with the Facility.

                                     (v) The Borrower, Guarantors and
                                     subsidiaries of either one shall be in
                                     compliance with all covenants as
                                     demonstrated via a pro forma compliance
                                     certificate that is acceptable to the Agent and Lenders.

                                     (vi) The Borrower successfully issue public equity with net proceeds of at least $100 million.

REPRESENTATIONS AND                  Usual and customary for transactions of
WARRANTIES:                          this type, to include without limitation:
                                     (i) no violation of law or contracts or
                                     organizational documents; (ii) no material litigation; (iii) correctness of specified financial statements and no material adverse change; (iv) no required governmental or third party approvals; (v) unencumbered title to Pledge Pool
                                     Properties; and (vi) environmental
                                     indemnities on Pledge Pool Properties.

COVENANTS:                           Usual and customary for transactions of
                                     this type, to include, without limitation:
                                     (i) delivery of financial statements and other reports; (ii) delivery of quarterly compliance certificates; (iii) notices of default, material litigation and material governmental and environmental proceedings;
                                     (iv) compliance with laws; (v) payment of taxes; (vi) maintenance of insurance; (vii) maintenance of properties; and (viii) obtaining an opinion of counsel opining on the REIT status, power and authority/enforceability of CPT; and (viii) limitation on liens.

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This Summary of Terms and Conditions is an outline only and does not purport to summarize all the conditions, terms, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation.

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                        REVOLVING CREDIT BRIDGE FACILITY
                         CPT OPERATING PARTNERSHIP, L.P.
                         SUMMARY OF TERMS AND CONDITIONS
                                 MARCH 30, 1998
-------------------------------------------------------------------------------

COVENANTS ON CORRECTIONAL            Usual and customary for structures of this
PROPERTIES TRUST:                    type, to include, without limitation: (i)
                                     Correctional Properties Trust shall remain the sole general partner of the Borrower;
                                     (ii) Correctional Properties Trust shall maintain a 99% limited partner interest in the Borrower; (iii) CPT Limited Partner
                                     Inc. shall be wholly owned by Correctional
                                     Properties Trust; (iv) CPT Limited Partner,
                                     Inc. shall maintain a 1% limited partner interest in the Borrower; (iv) the Borrower shall represent 100% of the combined book value of Correctional Properties Trust and CPT Limited Partner Inc.; and (v) the revenues of the Borrower for any fiscal year shall represent 100% of the total revenues of Correctional Properties Trust and CPT Limited Partner Inc. for such year.

FINANCIAL COVENANTS:                 All covenants and conditions outlined for
                                     the Pledge Pool must be met at all times, but will be only reported on a regular quarterly basis and when properties are added or removed from the Pledge Pool. All covenants shall be measured on a consolidated basis for the Borrower,
                                     Guarantor and all subsidiaries. For
                                     covenant calculation purposes, "Adjusted
                                     EBITDA" is defined as EBITDA less actual cash outlays by CPT for capital expenditures. Adjusted EBITDA will be comprised of actual rolling four quarter historical EBITDA plus proforma annualized
                                     EBITDA for those Properties not operational for the entire period.

MINIMUM INTEREST                     At no time shall the ratio of Adjusted
COVERAGE:                            EBITDA to Interest Expense (accrued, paid,
                                     capitalized or preferred stock dividends) on all debt, including the Borrower, Guarantors and their subsidiaries, to fall below 3.00:1.00.

TOTAL INDEBTEDNESS                   At no time shall Total Indebtedness exceed
LIMITATION:                          the lesser of
                                     (i)  4.0x the aggregate Adjusted EBITDA;
                                     (ii) or 50% of the Cost in all correctional
                                          and detention facilities. "Total
                                          Indebtedness" shall include all
                                          recourse, non-recourse, secured or
                                          unsecured obligations of the Borrower,
                                          Guarantor and their subsidiaries,
                                          amounts payable under any interest
                                          rate protection products, takeout
                                          commitments or purchase contracts; the
                                          face amount of any letters of credit;
                                          the amount of any contingent or
                                          guaranty obligations, and other
                                          amounts considered debt by rating
                                          agencies.

TOTAL INDEBTEDNESS TO                At no time shall Total Indebtedness exceed
CAPITALIZATION LIMITATIONS:          the lesser of (i) 50% of the sum of Total
                                     Liabilities (as determined in accordance with GAAP) and the Market Equity
                                     Capitalization, or (ii) 50% of the sum of Total Liabilities and Shareholder's Equity
                                     (both as determined in accordance with
                                     GAAP). Market Equity Capitalization means the sum of the following: (i) the market value of issued and outstanding common stock of Correctional Properties Trust based on the average closing price over the last twenty trading days, (ii) the market value

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This Summary of Terms and Conditions is an outline only and does not purport to summarize all the conditions, terms, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation.

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                        REVOLVING CREDIT BRIDGE FACILITY
                         CPT OPERATING PARTNERSHIP, L.P.
                         SUMMARY OF TERMS AND CONDITIONS
                                 MARCH 30, 1998
-------------------------------------------------------------------------------

                                     of issued and outstanding preferred stock of Correctional Properties Trust based on the average closing price over the last twenty days, and (iii) the value of the limited partnership units of the Borrower if each such unit were converted to a share of common stock of Correctional Properties Trust.

TOTAL INDEBTEDNESS TO TOTAL          At no time shall Total Indebtedness exceed
VALUE:                               50% of Total Value. Total Value shall be
                                     equal to the sum of the lesser of (a) the Historical Cost of the property or (b) the Appraised Value of the property.

SECURED INDEBTEDNESS TO
TOTAL VALUE:                         At no time shall Secured Indebtedness
                                     exceed 45% of Total Value.

LIMIT ON ADDITIONAL                  1) At no time may Borrower, Guarantor and
INDEBTEDNESS:                           any subsidiary incur additional secured
                                        indebtedness which is recourse.

                                     2) At no time may Borrower, Guarantor and
                                        any subsidiary in the aggregate incur
                                        secured, but non-recourse, indebtedness
                                        which exceeds 20% of Total Value.

MINIMUM NET WORTH:                   Guarantor shall at all times maintain
                                     a minimum net worth equal to 90% of its
                                     GAAP net worth projected subsequent to
                                     its initial public offering on or about
                                     April 30, 1998 plus 85% of the net cash
                                     proceeds of any new equity (common or
                                     preferred) offering.

OTHER COVENANTS:                     During any fiscal period, and provided no
                                     default, event of default or potential
                                     default has occurred, Guarantor may declare and pay dividends on common or preferred stock and similar distributions in an amount not to exceed 100% of Funds
                                     Available for Distribution or 95% of its Funds from Operations (FFO), as defined by NAREIT, attributable to such period, unless a larger distribution is required in order for the Guarantor to maintain its REIT status. Not withstanding the above, the Guarantor will not permit dividends in excess of the lesser of (i) 95% of FFO in any calendar year; or (ii) 100% of Funds
                                     Available for distribution in any calendar year.

                                     Borrower, Guarantor and subsidiaries shall be limited to making Non-conforming Investments not to exceed 5% of its total assets. Non-conforming Investments include undeveloped land, non-income producing properties, properties other than correctional and detention facilities or other investments not considered the Borrower's/Guarantor's primary course of business.

                                     This facility will be cross defaulted to any indebtedness of the Borrower, Guarantor and subsidiaries.

                                     Borrower, Guarantor or any subsidiaries of either one have not and shall not grant any other entity a negative pledge on any assets.

EVENTS OF DEFAULT:                   Customary events of default in credit
                                     agreements for transactions of this nature, including, but not limited to:(i) non-payment of principal, interest and fees; (ii) breach of representations, warranties and covenants; (iii) insolvency and bankruptcy; (iv)

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This Summary of Terms and Conditions is an outline only and does not purport to summarize all the conditions, terms, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation.

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                        REVOLVING CREDIT BRIDGE FACILITY
                         CPT OPERATING PARTNERSHIP, L.P.
                         SUMMARY OF TERMS AND CONDITIONS
                                 MARCH 30, 1998
-------------------------------------------------------------------------------
                                     condemnation or seizure of properties; (v) judgments and attachments; (vi) ERISA;
                                     (vii) environmental matters, and (viii) any default on any other indebtedness of Borrower, Guarantor or subsidiaries.

ASSIGNMENTS/PARTICIPATIONS:          Each Lender will be permitted to make
                                     assignments (in minimum amounts of
                                     $10,000,000) to other permitted financial institutions as approved by the Agent and Borrower with approval not reasonably withheld. Lenders will also be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, and maturity date.
                                     A fee of $3,500 is payable by the Lender to the Agent upon any such assignment occurring (including but not limited to, an assignment by a Lender to another Lender.

DISSEMINATION OF                     Each Lender shall be authorized to
INFORMATION:                         disseminate any information it obtains
                                     pertaining to the Facility, including,
                                     without limitation, any credit or other
                                     information on the Borrower, Guarantor or any subsidiary of either one, any of their principals and any guarantor of the Facility, to any assignee or participant or prospective assignee or prospective participant, any Lender's affiliates
                                     (including NMS), any regulatory body having jurisdiction over any Lender and to any other parties as necessary or appropriate in any Lender's reasonable judgment with the approval of the Borrower with such approval not unreasonably withheld.

INDEMNIFICATION:                     The Borrower, Guarantor and subsidiaries
                                     shall indemnify the Lenders from and
                                     against all losses, liabilities, claims, damages or expenses relating to their loans, the Borrower's use of loan proceeds or the commitments, including, but not limited to, environmental indemnification, reasonable attorneys' fees and settlement costs. This indemnification shall survive and continue for the benefit of the Lenders at all times after the Borrower's acceptance of the Lenders' commitment for the Facility, notwithstanding any failure of the Facility to close.

REPORTING REQUIREMENTS:              Borrower shall furnish to the Agent
                                     quarterly compliance certificates,
                                     quarterly unaudited and annual audited
                                     financial statements, quarterly operating statements and other information as the Agent may reasonably require, including specific cash flow information, asset business plans, tax returns, projections and capital expenditure information (actual expenditures and budgets). Quarterly unaudited and annual audited financial statements of Wackenhut Corrections
                                     Corporation and any other information as the Agent may reasonably require. Agent agrees to maintain these files as confidential.

GOVERNING LAW:                       State of Florida.

WAIVERS AND AMENDMENTS:              Except as otherwise noted herein,
                                     amendments and waiver of the provisions of
                                     the loan agreement and other definitive
                                     credit documentation will require the
                                     approval of Lenders (including the Agent)
                                     holding loans and commitments representing
                                     the greater of (i) more than 51% of the
                                     aggregate amount of loans and commitments
                                     under the Credit Facility or (ii) the
                                     Agents plus one additional Lender, except
                                     that the consent of all the Lenders
                                     affected shall be required with respect to
                                     (a) increases in Facility
-------------------------------------------------------------------------------
This Summary of Terms and Conditions is an outline only and does not purport to summarize all the conditions, terms, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation.

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                        REVOLVING CREDIT BRIDGE FACILITY
                         CPT OPERATING PARTNERSHIP, L.P.
                         SUMMARY OF TERMS AND CONDITIONS
                                 MARCH 30, 1998
-------------------------------------------------------------------------------


                                     Amount, (b) reductions of interest or fees,
                                     (c) extensions of scheduled times for
                                     payment, (d) release of a material obligor, and (e) extensions of maturity and (f) release of all or substantially all collateral.

EXPENSES:                            Borrower will pay all reasonable costs and
                                     expenses associated with the preparation, due diligence, administration, syndication and enforcement of all documents executed in connection with the Credit Facility, including without limitation, travel expenses and the legal fees of the Agent's and Lender's counsels regardless of whether or not the Credit Facility is closed.

CONFIDENTIALITY:                     This Summary of Terms and Conditions is
                                     delivered to you with the understanding
                                     that neither this term sheet nor any of its terms and substance shall be disclosed, directly or indirectly, to any other person except (i) to your employees, agents and advisors who are directly involved in the consideration of this matter, (ii) as disclosure may be compelled in a judicial or administrative proceeding or as otherwise required by law or the Securities and Exchange Commission, or (iii) unless approved by NationsBank.

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This Summary of Terms and Conditions is an outline only and does not purport to summarize all the conditions, terms, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation.




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